Exhibit 10.2

                            EMPLOYMENT AGREEMENT

                            --------------------

          THIS EMPLOYMENT AGREEMENT (this "Agreement") is effective as of this 12th day of June 1998 (the "Effective Date"), between Sinclair Broadcast Group, Inc., a Maryland corporation ("SBG"), and Frederick G. Smith ("Employee").

                              R E C I T A L S

                              ---------------

               A. SBG, through its wholly owned subsidiaries and affiliates, owns or operates television and radio broadcast stations.

               B. Employee is currently employed as a Vice President of SBG.

               C. SBG desires to continue to employ Employee as a Vice President of SBG, and Employee desires to accept such employment.

               D. SBG and Employee desire to set forth the terms of employment of Employee with SBG as a Vice President.

          NOW, THEREFORE, IN CONSIDERATION OF the mutual covenants herein contained, the parties hereto agree as follows:

     1. DUTIES.

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               1.1.  DUTIES UPON  EMPLOYMENT.  Upon the terms and subject to the other provisions of this Agreement, commencing on the date hereof (the "Effective Date"), Employee will continue to be employed by SBG in Baltimore, Maryland as a Vice President. As a Vice President, Employee will:

                    (a) report to the SBG Board of Directors (the "Board"),  and the Chief Executive Officer of SBG (the "CEO"); and

                    (b) have such  responsibilities  and perform  such duties as may from time to time be established by the CEO, and/or the Board.

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          1.2 PERFORMANCE OF SERVICES. While an employee of SBG, Employee agrees to devote contribute his best efforts and time to the business of SBG and shall render the services to the best of his ability on behalf of SBG. The Employee shall comply with all laws, statutes, rules and regulations relating to his services.

     2. TERM.

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          2.1.  TERM.  The term of Employee's  employment as a Vice President of
SBG under this Agreement (the "Employment Term") will begin on the Effective Date and continue until his employment is terminated in accordance with Section
4. As used in this Agreement, an "employment year" is a twelve (12) month period, beginning on January 1 and ending on the next following December 31; provided, however, that the first "employment year" shall begin on the Effective Date and shall end on December 31,1998.

          2.2. AT WILL EMPLOYMENT. Notwithstanding anything else in this Agreement, including, without limitation, the provisions of Sections 2.1. and 3 regarding the employment term and compensation and benefits of Employee, respectively, the employment of Employee is not for a specified period of time, and SBG may terminate the employment of Employee with or without Cause (as defined below) at any time. There is not, nor will there be, unless in a writing signed by all of the parties to this Agreement, any express or implied agreement as to the continued employment of Employee.

     3. COMPENSATION AND BENEFITS.

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          3.1  COMPENSATION.  During each  employment  year,  Employee  shall be entitled to the compensation determined by the SBG Compensation Committee (the "Committee") after consulting with the CEO, which compensation may include the right to earn either discretionary cash or stock bonuses (the "Discretionary Bonuses") or incentive bonuses (the "Incentive Bonuses") (see Section 3.3 below with respect to Incentive Bonuses). Discretionary and Incentive Bonuses are sometimes collectively referred to herein as "Bonuses". All Bonuses shall be determined and payable after all financial data necessary for the determination of such is available to the Company. During the first year of employment pursuant to this Agreement, the Employee shall be paid based upon an annual base salary (the "Base Salary") of One Hundred Ninety Thousand Dollars ($190,000.00).

          3.2 VACATION AND BENEFITS. During each twelve (12) month period during the Employment Term, the Employee shall be entitled to a paid vacation of four
(4) weeks. The Employee shall schedule his vacation at such time or times as shall be approved by SBG, which approval shall not be unreasonably withheld.

     3.3 INCENTIVE BONUSES.

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          3.3.1   INCENTIVE   BONUS.   In   addition  to  the  Base  Salary  and
Discretionary Bonus, if any, the Employee shall be entitled to receive with respect to each calendar year (or portion thereof) during the Employment Term, an Incentive Bonus in the event that the Broadcast Cash Flow (the "BCF"), as defined below, of SBG for such year exceeds the BCF of SBG for the immediately preceding year. The Incentive Bonus shall be paid by granting the Employee stock options (the "Stock Options") to acquire a certain number of Class A Common Shares of SBG (the "Option Shares") pursuant to the SBG Long Term Incentive Plan currently in effect and in accordance with the FORM OF SINCLAIR BROADCAST GROUP, INC. 1996 LONG-TERM INCENTIVE PLAN NON-QUALIFIED STOCK OPTION AGREEMENT SPECIAL PERFORMANCE OPTION (the "Stock Option Agreement") attached hereto as Schedule
3.3.1. BCF is defined below in Section 3.3.3. The percentage increase (the "Percentage Increase") in BCF which is necessary for the Employee to earn an Incentive Bonus, the number of Option Shares to be granted based upon the Percentage Increase, and the exercise price (the "Exercise Price") of the Option Shares appear in Exhibit A attached hereto.

          3.3.2 AFTER ACQUIRED OR DISPOSED OF BROADCAST PROPERTIES.

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          If during any year after the  Effective  Date  (including  the year of during which the Effective Date occurs), SBG, or any of its direct or indirect subsidiaries or affiliates, shall acquire, program, or commence program services for, one or more television or radio stations [including pursuant to any Local Marketing Agreement Time Brokerage Agreement (as those terms are customarily used or defined by the FCC or in the broadcast industry in general) or any similar type services agreements], for the purposes of calculating the Incentive Bonus for the year in which the acquisition has occurred, the BCF for the immediately preceding year shall be increased to reflect such acquisition, or if in any year SBG, of any of it direct or indirect subsidiaries or affiliates, directly or indirectly disposes of, or shall cease to provide programming services with respect to one or more television or radio stations, for the purposes of calculating the Incentive Bonus with respect to the year in which such disposition has occurred, the BCF of the immediately preceding year shall be decreased to reflect such disposition, by an amount equal to the Average Broadcast Flow (the "ABCF"), calculated as of the date of the acquisition or disposition, of the television or radio station (or stations) so acquired or disposed of, multiplied by a fraction, (a) the numerator of which is the number of days remaining in such year following such acquisition or disposition and (b) the denominator

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of which is 365. ABCF is defined in Section 3.3.3 below.

          3.3.3 DEFINITION OF BCF AND ABCF. As used in this Section 3.3, the term BCF shall mean, for any period, operating income (from the ownership of, or the providing of program services to, television or radio stations) plus (a) non-cash expenses, including depreciation and amortization expense, programming amortization expense, barter expense and deferred compensation expense, plus (b) corporate expense (including any special bonuses paid to other executive officers of SBG), less (c) film contract payments, cash payments on deferred compensation and non-cash broadcast revenue, in each case as such items shall be determined in accordance with generally accepted accounting principals ("GAAP"); and ABCF shall mean the average annual BCF of a television or radio station for the three (3) full calendar years of such station prior to its acquisition by SBG or one of its direct or indirect subsidiaries or affiliates.

          3.3.4 PAYM ENT. The Incentive Bonus shall be paid to the Employee as soon as practicable, but in no event later than March 31 following the end of each calendar year. The amount of Option Shares due under the Incentive Bonus with respect to any period of less than an entire year shall be determined by multiplying the Option Shares that would have been payable with respect to the whole of such year (using actual results for such year and assuming that the Agreement had been in effect the entire year) by a fraction, the numerator of which is the number of days of such year and the denominator of which is 365.

     4. EMPLOYMENT TERMINATION.

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          4.1. TERMINATION OF EMPLOYMENT.

               --------------------------

               (a) The Employment Term will end, and the parties will not have any rights or obligations under this Agreement (except for the rights and obligations under those Sections of this Agreement which are continuing and will survive the end of the Employment Term, as specified in Section 8.10 of this Agreement) on the earliest to occur of the following events (the "Termination Date"):

                    (1) the death of Employee;

                    (2) the  Disability  (as defined in Section 4.1(b) below) of
               Employee;

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                    (3) the termination of Employee's employment by Employee;

                    (4) the  termination  of  Employee's  employment  by SBG for
               Cause (as defined in Section 4.1(c) below); or

                    (5) the termination of Employee's  employment by SBG without
               Cause.

               (b) For the purposes of this Agreement, "Disability" means Employee's inability, whether mental or physical, to perform the normal duties of Employee's position for ninety (90) days (which need not be consecutive) during any twelve (12) consecutive month period, and the effective date of such Disability shall be the day next following such ninetieth (90th) day. If SBG and Employee are unable to agree as to whether Employee is disabled, the question will be decided by a physician to be paid by SBG and designated by SBG, subject to the approval of Employee (which approval may not be unreasonably withheld) whose determination will be final and binding on the parties.

               (c) For the purposes of this Agreement, "Cause" means any of the following: (i) the wrongful appropriation for Employee's own use or benefit of property or money entrusted to Employee by SBG, (ii) the commission of any act involving moral turpitude, (iii) Employee's continued willful disregard of Employee's duties and responsibilities hereunder after written notice of such disregard and the reasonable opportunity to correct such disregard, (iv) Employee's continued violation of SBG policy after written notice of such violations (such policy may include policies as to drug or alcohol abuse) and the reasonable opportunity to cure such violations, (v) any action by Employee which is reasonably likely to jeopardize a Federal Communications Commission license of any broadcast station owned directly or indirectly by SBG or programmed by SBG, (vi) the continued insubordination of Employee and/or Employee's repeated failure to follow the reasonable directives of the CEO or the Board after written notice of such insubordination or the failure to follow such reasonable directives, or (vii) the repeated unsatisfactory performance by Employee of Employee's job or duties hereunder as determined by the CEO or the Board in his or their sole discretion after written notice thereof.

          4.2. TERMINATION PAYMENTS.

               ---------------------
               (a) If Employee's employment with SBG terminates pursuant to Sections 4.1(a)(1), 4.1(a)(2), 4.1(a)(3), or 4.1(a)(5), Employee (or
          in the event of the death
of Employee, the person or persons designated by Employee in a written instrument delivered to SBG prior to Employee's death or, if no such written designation has been made, Employee's estate) will be entitled to receive, and SBG will pay to the same, all of the following:

                    (1) the salary payable to Employee  through the  Termination
               Date; and

                    (2) the  benefits,  if  any,  set  forth  in the  Long  Term
               Incentive Plan, upon the terms and conditions set forth therein, but only to the extent that Employee is entitled to such benefits pursuant to the provisions of the Long Term Incentive Plan.

          (b) If Employee's employment with SBG terminates pursuant to Section 4.1(a)(4), Employee will be entitled to receive, and SBG will pay to Employee, only the salary payable to Employee through the Termination Date (and Employee shall not be entitled to any benefits under the Long Term Incentive Plan); provided, however, that if Employee's employment terminates pursuant to Subsection (vii) of Section 4.1(c), Employee shall be entitled to the benefits, if any, set forth in the Long Term Incentive Plan in accordance with the terms of Subsection (3) of this Section 4.2.

          (c) If the  Employee's  employment  with SBG  terminates  pursuant  to
     Section 4.1(a)(5), the Employee, in addition to the benefits he is entitled to receive pursuant to Section 4.2(a), shall be entitled to receive, and SBG shall pay to the Employee, one (1) month's base salary in effect at the time of termination (not including bonuses) for each full year of his continuous employment with SBG or its predecessor regardless of whether the employment has been pursuant to this Agreement or has been prior to this Agreement.

          (d) The termination payments (the "Termination Payments") described in this Section 4 will be in lieu of any other termination or severance payments required by any other SBG policy (whether existing previously or currently or adopted in the future) or, to the fullest extent permissible thereunder, or under applicable law (including unemployment compensation) and the Termination Payments will constitute Employee's exclusive rights and remedies with respect to termination of Employee's employment.

     5. CONFIDENTIALITY AND NON-COMPETITION.

        ------------------------------------
          5.1. CONFIDENTIAL INFORMATION.

               -------------------------
               (a) Employee will:

                    (1) keep all  Confidential  Information in trust for the use and benefit of SBG and any affiliate or subsidiary (collectively, the "Company Entities") and broadcast stations owned or operated directly or indirectly by any of the Company Entities;

                    (2) not, except as required by Employee's  duties under this
               Agreement, authorized in writing by SBG or as required by law or any order, rule, or regulation of any court or governmental agency (but only after notice to SBG of such requirement), at any time during or after the termination of Employee's employment with SBG, directly or indirectly, use, publish, disseminate, distribute, or otherwise disclose any Confidential Information (as defined below);

                    (3) take  all  reasonable  steps  necessary,  or  reasonably requested by any of the Company Entities, to ensure that all Confidential Information is kept confidential for the use and benefit of the Company Entities; and

                    (4) upon  termination  of  Employee's  employment  or at any other time any of the Company's Entities in writing so request, promptly deliver to such Company Entity all materials constituting Confidential Information relating to such Company Entity (including all copies) that are in Employee's possession or under Employee's control. If requested by any of the Company Entities to return any Confidential Information, Employee will not make or retain any copy of or extract from such materials.

          (b) For purposes of this Section 5.1, Confidential Information means any proprietary or confidential information of or relating to any of the Company Entities that is not generally available to the public. Confidential Information includes all information developed by or for any of the Company Entities concerning marketing used by any of the Company Entities, suppliers, any customers (including advertisers) with which any of the Company Entities has dealt prior to the Termination Date, plans for development of new services and expansion into new areas or markets, internal operations, financial information, operations, budgets, and any trade secrets or proprietary information of any type owned by any of the Company Entities, together with all written, graphic, other materials relating to all or any of the same, and any trade secrets as defined in the Maryland

          Uniform Trade Secrets Act, as amended from time to time.

          5.2. NON-COMPETITION.

               ----------------

               (a) During the Employment Term and for twelve (12) months thereafter, if Employee's employment is terminated for any reason other than pursuant to Section 4.1(a)(5), Employee will not, directly or indirectly, engage in the following conduct within any Designated Market Area (as defined below) or any Metro Survey Area (as defined below) in which any of the Company Entities owns or operates a broadcast station immediately prior to such termination:

                    (i) participate in any activity involved in the ownership or operation of a broadcast station (other than, during the term, broadcast stations owned or operated by any of the Company Entities);

                    (ii) hire, attempt to hire, or to assist any other person or entity in hiring or attempting to hire any employee of any of the Company Entities or any person who was an employee of any of the Company Entities within the prior one (1) year period; or

                    (iii) solicit, in competition with any of the Company Entities, the business of any customer of any of the Company Entities or any entity whose business any of the Company Entities solicited during the one (1) year period prior to Employee's termination.

               (b) Notwithstanding anything else contained in this Section 5.2, Employee may own, for investment purposes only, up to five percent (5%) of the stock of any publicly-held corporation whose stock is either listed on a national stock exchange or on the NASDAQ National Market System if Employee is not otherwise affiliated with such corporation.

               (c) As used herein, "participate" means lending one's name to, acting as consultant or advisor to, being employed by or acquiring any direct or indirect interest in any business or enterprise, whether as a stockholder, partner, officer, director, employee, consultant, or otherwise.

               (d) In the event that (i) SBG places all or substantially all of its broadcast stations up for sale within one (1) year after termination of Employee's employment hereunder, or (ii) Employee's employment is terminated in connection with the disposition of all or substantially all of such stations (whether by sale of assets, equity, or otherwise), Employee agrees to be bound by, and to execute such additional instruments as may be necessary or desirable to evidence Employee's agreement to be bound by, the terms and conditions of any non-competition provisions relating to the purchase and sale agreement for such stations, without any consideration beyond that expressed in this Agreement, provided that the purchase and sale agreement is negotiated in good faith with customary terms and provisions, and the transaction contemplated thereby is consummated. Notwithstanding the foregoing, in no event shall Employee be bound by, or obligated to enter into, any non-competition provisions referred to in this Section 5.2(d) which extend beyond Twelve (12) months (including in the case of terminations pursuant to Section 4.1(a)(5)), in each case from the date of termination of Employee's employment hereunder or whose scope extends the scope of the non-competition provisions set forth in
          Section 5.2(a) (as limited by Sections 5.2(b) and (c) above).

               (e) The twelve (12) month time period referred to above shall be tolled on a day-for-day basis for each day during which Employee participates in any activity in violation of this Section 5.2 of this Agreement so that Employee is restricted from engaging in the conduct referred to in this Section 5.2 for a full twelve (12) months.

               (f) For purposes of this Section 5.2, designated market area shall mean the Designated Market Area ("DMA") as defined by The A.C. Nielsen Company (or such other similar term as is used from time to time in the television broadcast community).

               (g) For purposes of this Section 5.2, Metro Survey Area shall mean the Metro Survey Area ("MSA"), as defined from time to time by the Arbitron Company (or such other similar term as is used from time to time in the radio broadcast community).

          5.3. ACKNOWLEDGMENT. Employee acknowledges and agrees that this Agreement (including, without limitation, the provisions of Sections 5 and 6) is a condition of Employee's continued employment by SBG, Employee's continued access to Confidential Information, Employee's continued eligibility to receive the items referred to in Sections 3 (including, without limitation, Employee's eligibility to participate in the Long Term Incentive Plan), Employee's continued advancement at SBG, and Employee being eligible to receive other special benefits at SBG; and further, that this Agreement is entered into, and is reasonably necessary, to protect the Company Entities' previous and future investment in Employee's training and development, and to protect the goodwill and other business interests of the Company Entities.

     6. REMEDIES.

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          6.1.  INJUNCTIVE  RELIEF.  The covenants and obligations  contained in
Section 5 relate to matters which are of a special, unique, and extraordinary character and a violation of any of the terms of such Section will cause irreparable injury to the Company Entities, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Therefore, the Company Entities will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction (subject to such terms and conditions that the court determines appropriate), restraining any violation or threatened violation of any of such terms by Employee and such other persons as the court orders. The parties acknowledge and agree that judicial action, rather than arbitration, is appropriate with respect to the enforcement of the provisions of Section 5. The forum for any litigation hereunder shall be the Circuit Court of Baltimore County or the United States District Court (Northern Division) sitting in Baltimore, Maryland.

          6.2. CUMULATIVE RIGHTS AND REMEDIES. Rights and remedies provided by Sections 5 and 6 are cumulative and are in addition to any other rights and remedies any of the Company Entities may have at law or equity.

     7. ABSENCE OF RESTRICTIONS. Employee warrants and represents that Employee is not a party to or bound by any agreement, contract, or understanding, whether of employment or otherwise, with any third person or entity which would in any way restrict or prohibit Employee from undertaking or performing employment with SBG in accordance with the terms and conditions of this Agreement.

     8. MISCELLANEOUS.

        --------------

          8.1. ATTORNEYS' FEES. In any action, litigation, or proceeding (collectively, "Action") between the parties arising out of or in relation to this Agreement, the prevailing party in the Action will be awarded, in addition to any damages, injunctions, or other relief, and without regard to whether such Action is prosecuted to final appeal, such party's costs and expenses, including reasonable attorneys' fees.

          8.2. HEADINGS. The descriptive headings of the Sections of this Agreement are inserted for convenience only, and do not constitute a part of this Agreement.

          8.3. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) oral or written confirmation of a receipt of a facsimile transmission, (b) confirmed delivery of a standard overnight courier or when delivered by hand, or (c) the expiration of five (5) business days after the date mailed, postage prepaid, to the parties at the following addresses:

         If to SBG to:                        Sinclair Broadcast Group, Inc.
                                              2000 W. 41st Street
                                              Baltimore, Maryland 21211

                                              Attn:  Chief Executive Officer

         Copy to:

                                              Thomas & Libowitz, P.A.
                                              Suite 1100
                                              100 Light Street
                                              Baltimore, Maryland 21202-1053

                                              Attn:  Steven A. Thomas

         If to Employee to:                   Frederick G. Smith
                                              2000 W. 41st Street
                                              Baltimore, Maryland 21211

or to such other address as will be furnished in writing by any party. Any such notice or communication will be deemed to have been given as of the date so mailed.

          8.4. ASSIGNMENT. SBG may assign this Agreement to any company which acquires all or substantially all of its assets or into which it merges regardless of whether it survives as the successor, and in such an event and so long as his employment continues hereunder, Employee hereby consents and agrees to be bound by any such assignment by SBG. Employee may not assign, transfer, or delegate Employee's rights or obligations under this Agreement and any attempt to do so is void. This Agreement is binding on and inures to the benefit of the parties, their permitted successors and assigns, and the executors, administrators, and other legal representatives of Employee. No other third parties, other than Company Entities, shall have, or are intended to have, any rights under this Agreement.

          8.5. COUNTERPARTS. This Agreement may be signed in one or more counterparts.

          8.6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND (REGARDLESS OF THE LAWS THAT MIGHT BE APPLICABLE UNDER PRINCIPLES OF CONFLICTS OF LAW) AS TO ALL MATTERS (INCLUDING VALIDITY, CONSTRUCTION, EFFECT, AND PERFORMANCE.)

          8.7. SEVERABILITY. If the scope of any provision contained in this Agreement is too broad to permit enforcement of such provision to its full extent, then such provision shall be enforced to the maximum extent permitted by law, and Employee hereby consents that such scope may be reformed or modified accordingly, and enforced as reformed or modified, in any proceeding brought to enforce such provision. Subject to the immediately preceding sentence, whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision, to the extent of such prohibition or invalidity, shall not be deemed to be a part of this Agreement, and shall not invalidate the remainder of such provision or the remaining provisions of this Agreement.

          8.8. ENTIRE AGREEMENT. This Agreement, the Non-Qualified Stock Option Agreement, and the Long Term Incentive Plan constitute the entire agreement, and supersede all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement and the Long Term Incentive Plan. This Agreement may not be amended or modified except by agreement in writing, signed by the party against whom enforcement of any waiver, amendment, modification, or discharge is sought.

          8.9. INTERPRETATION. This Agreement is being entered into among competent and experienced business professionals (who have had an opportunity to consult with counsel), and any ambiguous language in this Agreement will not necessarily be construed against any particular party as the drafter of such language.

          8.10.  CONTINUING  OBLIGATIONS.   The  following  provisions  of  this
Agreement will continue and survive the termination of this Agreement: 4.2, 5, 6, 7 and 8.

          8.11. TAXES. SBG may withhold from any payments under this Agreement all applicable federal, state, city, or other taxes required by applicable law to be so withheld.

          8.12. ARBITRATION AND EXTENSION OF TIME. Except as specifically provided in Section 6, any dispute or controversy arising out of or relating to this Agreement shall be determined and settled by arbitration in Baltimore, Maryland in accordance with the Commercial Rules of the American Arbitration Association then in effect, the Federal Arbitration Act, 9 U.S.C. ss. 1 et seq., and the Maryland Uniform Arbitration Act, and judgment upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. The expenses of the arbitration shall be borne by the non-prevailing party to the arbitration, including, but not limited to, the cost of experts, evidence, and legal counsel. Whenever any action is required to be taken under this Agreement within a specified period of time and the taking of such action is materially affected by a matter submitted to arbitration, such period shall automatically be extended by the number of days, plus ten (10) that are taken for the determination of that matter by the arbitrator(s). Notwithstanding the foregoing, the parties agree to use their best reasonable efforts to minimize the costs and frequency of arbitration hereunder.

          THIS AGREEMENT CONTAINS A WAIVER OF YOUR RIGHT TO A TRIAL BY COURT OR JURY IN EMPLOYMENT DISPUTES.

          THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                      [SIGNATURES ON FOLLOWING PAGE]

                      ------------------------------

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

                         SINCLAIR BROADCAST GROUP, INC.

                         BY:   ______________________________
                               DAVID D. SMITH, PRESIDENT

                         EMPLOYEE:

                               ------------------------------
                               FREDERICK G. SMITH

                     FREDERICK G. SMITH EMPLOYMENT AGREEMENT

                                       OF

                                  JUNE 12, 1998

     The following Chart reflects the relationship of the increase in BCF to the number of shares for which Options will be granted:

                  Percentage Increase                  Shares for Which
                        in BCF                       Options are Granted

                   -----------------                 -------------------

                      1% to 3%                                None
                      4%                                      5,000
                      5%                                      7,500
                      6%                                     10,000
                      7%                                     12,500
                      8%                                     15,000
                      9%                                     17,000
                     10%                                     20,000
                     11%                                     22,500
                     12% and Above                           25,000